Strategist Growth Fund, Inc.
File No. 33-63905/811-07401

                                 EXHIBIT INDEX

Exhibit 9a: Copy of Transfer Agency Agreement between Strategist Growth Fund, Inc. and American Express Client Service Corporation dated Jan. 1, 1998

Exhibit 10:    Opinion  and  consent  of  counsel

Exhibit 11:    Independent Auditors' Consent

Exhibit 17:    Financial Data Schedules

Exhibit 19a:   Directors' Power of Attorney dated Nov. 20, 1997.

Exhibit 19b:   Officers' Power of Attorney dated Nov. 21, 1997.

Exhibit 19c:   Trustees' Power of Attorney dated Jan. 7, 1998.